UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 18, 2010

Retractable Technologies, Inc.

(Exact name of registrant as specified in its charter)

Texas	000-30885	75-2599762
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

511 Lobo Lane, Little Elm, Texas	75068-0009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (972) 294-1010

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05                                             Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On February 18, 2010, the Directors of Retractable Technologies, Inc. (the “Company”) gave final unanimous approval to amend the Company’s Code of Business Conduct and Ethics (the “Code”).  The Code applies to the Company’s Directors, officers, and employees.  The amendments are effective as of December 20, 2009.  The amendments augment the Code to, among other things, include amended insider trading policies and clarify to whom reports of violations of the Code should be delivered.  This description of the amendments to the Code does not purport to be complete and is qualified in its entirety by reference to the full text of the amended Code, which is attached as Exhibit 14 to this report.  The revised Code will be posted as soon as practicable on the Company’s website at www.vanishpoint.com.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

14.                                 Code of Business Conduct and Ethics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: February 18, 2010	RETRACTABLE TECHNOLOGIES, INC.
(Registrant)

	BY:	/s/ Douglas W. Cowan
DOUGLAS W. COWAN
VICE PRESIDENT AND CHIEF FINANCIAL OFFICER